Exhibit 99.1

B&G Foods to Acquire Iconic Crisco® Brand

Parsippany, N.J., October 26, 2020—B&G Foods, Inc. (NYSE: BGS) announced today that it has entered into an agreement to acquire the iconic Crisco brand of oils and shortening from The J.M. Smucker Co. for approximately $550 million in cash, subject to a post-closing inventory adjustment. As part of the acquisition, B&G Foods is also acquiring a manufacturing facility and warehouse in Cincinnati, Ohio. B&G Foods expects the acquisition to close during the fourth quarter of 2020, subject to customary closing conditions, including the receipt of regulatory approvals.

“We are very excited to add the iconic Crisco brand to the B&G Foods portfolio,” stated Kenneth G. Romanzi, President and Chief Executive Officer of B&G Foods. “Crisco is an excellent complement to our existing portfolio of brands, including our Clabber Girl and other baking powder brands. This acquisition is consistent with our longstanding acquisition strategy of targeting well-established brands with defensible market positions and strong cash flow at reasonable purchase price multiples. Crisco has a strong heritage, as the original all-vegetable shortening that transformed the way people bake and cook over 100 years ago. Crisco is the number one brand of shortening, the number one brand of vegetable oil and also holds a leadership position in other cooking oils and cooking sprays.”

Mr. Romanzi continued, “Consistent with our acquisition strategy, we expect the acquisition to be immediately accretive to our earnings per share and free cash flow.”

B&G Foods projects that in 2021, the acquired business will continue to benefit from increased demand due to the COVID-19 pandemic and generate annual net sales of approximately $270 million, adjusted EBITDA in the range of $65 million to $70 million and adjusted diluted earnings per share in the range of $0.45 to $0.50. Because the acquisition will be structured as an asset purchase, B&G Foods expects to realize approximately $75 million in tax benefits on a net present value basis. At the midpoint of B&G Foods’ 2021 projected adjusted EBITDA for the business, the acquisition represents a purchase price multiple of approximately 8.1 times adjusted EBITDA (or 7.0 times adjusted EBITDA net of expected tax benefits).

B&G Foods intends to fund the acquisition and related fees and expenses with cash on hand and revolving loans under its existing credit facility.

About B&G Foods, Inc.

Based in Parsippany, New Jersey, B&G Foods and its subsidiaries manufacture, sell and distribute high-quality, branded shelf-stable and frozen foods across the United States, Canada and Puerto Rico.  With B&G Foods’ diverse portfolio of more than 50 brands you know and love, including Back to Nature, B&G, B&M, Cream of Wheat, Dash, Green Giant, Las Palmas, Le Sueur, Mama Mary’s, Maple Grove Farms, New York Style, Ortega, Polaner, Spice Islands and Victoria, there’s a little something for everyone.  For more information about B&G Foods and its brands, please visit www.bgfoods.com.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted diluted earnings per share” (diluted earnings per share adjusted for certain items that affect comparability, including cash and non-cash acquisition/divestiture-related expenses, gains and losses (which may include third party fees and expenses, integration, restructuring and consolidation expenses and amortization of acquired inventory fair value step-up)); “EBITDA” (net income before net interest expense, income taxes, depreciation and amortization and loss on extinguishment of debt), and “adjusted EBITDA” (EBITDA as adjusted for cash and non-cash acquisition/divestiture-related expenses, gains and losses (which may include third party fees and expenses, integration, restructuring and consolidation expenses, amortization of acquired inventory fair value step-up and gains and losses on the sale of assets), non-recurring expenses and certain other items described from time to time in the Company’s SEC filings and earnings releases) are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP) in B&G Foods’ consolidated balance sheets and related consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. The Company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

B&G Foods provides earnings guidance only on a non-GAAP basis and does not provide a reconciliation of the Company’s forward-looking adjusted EBITDA and adjusted diluted earnings per share guidance to the most directly comparable GAAP financial measures because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including deferred taxes; loss on extinguishment of debt; adjustments that could be made for acquisition/divestiture-related expenses, gains and losses and other charges reflected in the Company’s reconciliation of historic non-GAAP financial measures, the amounts of which, based on past experience, could be material.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include, without limitation, statements related to the planned acquisition of the Crisco brand and the timing and financing thereof; the expected impact of the planned acquisition, including without limitation, the expected impact on B&G Foods’ earnings per share, net sales, adjusted EBITDA, adjusted diluted earnings per share and free cash flow; and the expected tax benefits of the acquisition. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates,” “assumes,” “could,” “should,” “estimates,” “potential,” “seek,” “predict,” “may,” “will,” or “plans” and similar references to future periods to be uncertain and forward-looking. Factors that may affect actual results include, without limitation: whether and when the required regulatory approvals will be obtained, whether and when the other closing conditions will be satisfied and whether and when the acquisition will close, whether and when the Company will be able to realize the expected financial results and accretive effect of the acquisition, and how customers, competitors, suppliers and employees will react to the acquisition; the impact of the COVID-19 pandemic on the Company’s business, including, without limitation, the ability of the Company and its supply chain partners to continue to operate manufacturing facilities, distribution centers and other work locations without material disruption; the Company’s substantial leverage; the effects of rising costs for the Company’s raw materials, packaging and ingredients; crude oil prices and their impact on distribution, packaging and energy costs; the Company’s ability to successfully implement sales price increases and cost saving measures to offset any cost increases; intense competition, changes in consumer preferences, demand for the Company’s products and local economic and market conditions; the Company’s continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels and to improve productivity; the risks associated with the expansion of the Company’s business; the Company’s possible inability to identify new acquisitions or to integrate recent or future acquisitions or the Company’s failure to realize anticipated revenue enhancements, cost savings or other synergies; tax reform and legislation, including the effects of the U.S. Tax Cuts and Jobs Act and the U.S. CARES Act; the Company’s ability to access the credit markets and the Company’s borrowing costs and credit ratings, which may be influenced by credit markets generally and the credit ratings of the Company’s competitors; unanticipated expenses, including, without limitation, litigation or legal settlement expenses; the effects of currency movements of the Canadian dollar and the Mexican peso as compared to the U.S. dollar; the effects of international trade disputes, tariffs, quotas, and other import or export restrictions on the Company’s international procurement, sales and operations; future impairments of the Company’s goodwill and intangible assets; the Company’s ability to successfully complete the implementation of additional modules and the integration and operation of a new enterprise resource planning (ERP) system; the Company’s ability to protect information systems against, or effectively respond to, a cybersecurity incident or other disruption; the Company’s sustainability initiatives and changes to environmental laws and regulations; and other factors that affect the food industry generally. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal 2019 filed on February 26, 2020 and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Dara Dierks 866.211.8151	Media Relations: ICR, Inc. Matt Lindberg 203.682.8214